                                                                    Exhibit 9.30


                           Nicholas-Applegate Mutual Funds
                                  600 West Broadway
                        .....30th Floor
                                 San Diego, CA  92101

___________, 1997

PFPC Inc.
103 Bellevue Parkway
Wilmington, Delaware  19809

Ladies and Gentlemen:

         Reference is made to the Accounting Services Agreement between us dated as of April 1, 1993 (the "Agreement").

         Pursuant to Section 2 of the Agreement, we wish to add the following Portfolios to the Agreement:

    Nicholas-Applegate Large Cap Growth Portfolio A
    Nicholas-Applegate Large Cap Growth Portfolio B
    Nicholas-Applegate Large Cap Growth Portfolio C
    Nicholas-Applegate Large Cap Growth Qualified Portfolio

         Please indicate your acceptance of this addition by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

Sincerely,



E. Blake Moore, Jr.
Secretary

APPOINTMENT ACCEPTED:

PFPC INC.


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